Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Managed Municipals Fund Inc.:

We consent to the incorporation by reference, of our report dated April 13, 2000 with respect to the Smith
Barney Managed Municipals Fund Inc. (the "Fund"), in the
Registration Statement on Form N-14 for the Fund and to the references to our firm under the headings "Synopsis" and "Agreement and Plan of Reorganization" in the Proxy
Statement/Prospectus.

	/s/KPMG LLP
	KPMG LLP


New York, New York
July 13, 2000